Exhibit 99.1

Faraday Future Announces Results of Annual General Meeting

●	Stockholders approve proposals designed to enhance the Company’s financial stability and empower strategic execution for FX vehicle production and the launch of FX Super One by the end of 2025.

●	The Company thanks all stockholders for their support and for recognizing the company’s strategy, business direction, and the new management team.

●	The 29% increase in authorized shares reflects the Company’s commitment to maintaining a prudent approach to managing dilution.

●	The Company remains committed to honoring its no-reverse-split pledge, subject to continued Nasdaq listing requirements, and upholding its “Stockholders First” declaration.

●	The 2025 FFAI Annual Stockholders’ Day will be held in Los Angeles on May 31, aiming to foster transparent and close communication with investors.

Los Angeles, CA (May 28, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the results of its Annual General Meeting of Stockholders (the “Annual Meeting”) where stockholders approved a series of proposals to enhance FF’s financial stability and empower the leadership team to execute its strategic plan to launch FX vehicle production by the end of 2025

“We are pleased with the overwhelming support from our stockholders at the recent Annual Meeting said YT Jia, Faraday Future’s Founder and Co-CEO. “As owners of our Company, our stockholders see the value in our long-term strategy and have provided us the tools we need to execute our plan and bring forth strong results as we realize our vision to lead the intelligent electric vehicle (EV) industry.”

FF Stockholders approved the following proposals at the Annual Meeting:

1. Election of Directors

Each member of the Company’s Board of Directors – Matthias Aydt, Chad Chen, Chui Tin Mok, Jie Sheng and Lev Peker – was reelected with 95% or more votes in favor. The reelection of these qualified, experienced business leaders as directors helps ensure continuity and strategic oversight in pursuit of FF’s long-term strategic goals.

2. Private Placement

Stockholders approved the issuance of Common Stock to holders of certain convertible notes and warrants, in accordance with Nasdaq Listing Rule 5635(d). This proposal will help the Company strengthen its financial stability, enhancing its ability to fulfill its financial obligations, maintain compliance with Nasdaq listing standards, and position the Company for future financing to advance its strategy.

3. Share Authorization Proposal (without Affecting Current Total Shares Outstanding)

Stockholders approved an amendment to the Company’s charter to increase the number of authorized shares as follows:

i.	the number of authorized shares of the Company’s common stock by 38,000,000 from 129,245,313 shares to 167,245,313 shares, and

ii.	the number of authorized shares of the Company’s preferred stock by 2,900,000 shares from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of Company’s Common Stock and the Preferred Stock, will be increased from 139,245,313 shares to 180,145,313 shares.

The approval of the increased share authorization proposal helps support strategic growth, including the planned launch of the FX Super One by the end of the year, and allows the Company to explore M&A opportunities, joint ventures, and future fundraising in alignment with FF’s strategy to enhance the FF and FX brands and promotion of the FX Bridge Strategy.

With the strong support of stockholders, FF’s team is making progress in achieving the Company’s long-term strategic plan, including its FX strategy.

FF is working toward having the first FX vehicle roll off the line by the end of 2025 with key achievements:

●	FX prototype mules have been approved for public road testing, and FF has started testing several prototype mules in a variety of complex road environments, including testing of advanced driver assist systems in a real-world environment.

●	The Company’s introduction of FX’s planned first production model, the Super One, is on target to debut this summer.

●	FF has received considerable positive reaction to the Super One, including from U.S. consumers, dealers, fleet operators, and car rental partners.

The Company reaffirmed its commitment to stockholders in achieving greater transparency and market communication, as well as enhancing stockholder value. The Company reiterated its effort to optimize its capital structure, with an unwavering commitment not to pursue a reverse stock split unless required to maintain its Nasdaq listing.

FF plans to strategically deploy equity and convertible debt offering proceeds to support business development balancing maximum value creation and measured dilution.

Finally, FF’s leadership demonstrated their confidence and shared commitment to stockholder value creation with the announcement of 10b5-1 purchase plans covering $610,000 in common stock by FF Founder and Co-CEO YT Jia and FF Global President Jerry Wang.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding future M&A opportunities, joint ventures and fundraising, the FX brand, the Super One MPV, future FX models, future FX reservations, use of capital and 10b5-1 purchase plans, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: market demand for MPVs and MPV rentals; the Company’s ability to secure the necessary funding to execute on its AI, EREV and Faraday X (FX) strategies, each of which will be substantial; the Company’s ability to design and develop EREV technology; the Company’s ability to design and develop AI-based solutions; competition in the AI and EREV areas, where actual or potential competitors have or are likely to have substantial advantages relative to the Company, including but not limited to experience, expertise, funding, infrastructure and personnel; the ability of the Company to execute across multiple concurrent strategies, including the UAE, bridge strategy, or FX, EREV, AI, and US geographic expansion; the Company’s ability to secure necessary agreements to license third-party range extender technology and/or license or produce FX vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere; and the Company’s ability to secure necessary permits at its Hanford, CA production facility; the potential impact of tariff policy; each executive’s ability to cancel or amend his 10b5-1 purchase plan; potential volume limitations under Rule 144 or Rule 145 of the Securities Act of 1933, as amended, or Regulation M; the possible suspension of purchases due to a trading suspension, legal, regulatory or contractual restrictions; a subsequent determination that a 10b5-1 plan does not comply with Rule 10b5-1 or other applicable securities laws; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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